SLM Private Credit Student Loan Trust 2004-A Quarterly Servicing Report

Report Date:2/28/2005      Reporting Period:12/01/04-2/28/05

I.      Deal Parameters

	Student Loan Portfolio Characteristics				11/30/04	Activity	2/28/2005

A	i	Portfolio Balance			$1,195,375,713.70	$(7,984,146.62)	$1,187,391,567.08
	ii	Interest to be Capitalized			43,275,281.21		43,434,805.94

	iii	Total Pool			$1,238,650,994.91		$1,230,826,373.02
	iv	Cash Capitalization Account (Cii)			90,638,804.00		73,853,840.27

	v	Asset Balance			$1,329,289,798.91		$1,304,680,213.29

	i	Weighted Average Coupon (WAC)			5.707%		6.400%
	ii	Weighted Average Remaining Term			187.70		185.83
	iii	Number of Loans			144,856		143,575
	iv	Number of Borrowers			102,270		101,364
	v	Prime Loans Outstanding			$1,001,236,450.94		$997,455,546.79
	vi	T-bill Loans Outstanding			$236,333,971.01		$231,900,744.15
	vii	Fixed Loans Outstanding			$1,080,572.96		$1,470,082.08

						% of		% of
	Notes		Cusips	Spread	Balance 12/15/04	O/S Securities**	Balance 3/15/05	O/S Securities**

B	i	A-1 Notes	78443CBF0	0.060%	$566,350,857.00	43.484%	$541,741,271.38	42.396%
	ii	A-2 Notes	78443CBG8	0.200%	307,000,000.00	23.571%	307,000,000.00	24.025%
	iii	A-3 Notes	78443CBH6	0.400%	325,016,000.00	24.955%	325,016,000.00	25.435%
	vi	B Notes	78443CBJ2	0.580%	43,641,000.00	3.351%	43,641,000.00	3.415%
	vii	C Notes	78443CBK9	0.950%	60,426,000.00	4.639%	60,426,000.00	4.729%

	viii	Total Notes			$1,302,433,857.00	100.000%	$1,277,824,271.38	100.000%

					12/15/2004		3/15/2005

C	i	Specified Reserve Account Balance ($)			$3,130,396.00		$3,130,396.00
	ii	Reserve Account Balance ($)			$3,130,396.00		$3,130,396.00
	iii	Cash Capitalization Acct Balance ($)			$90,638,804.00		$73,853,840.27
	iv	Initial Asset Balance			$1,342,797,095.73		$1,342,797,095.73
	v	Specified Overcollateralization Amount			$26,855,941.91		$26,855,941.91
	vi	Actual Overcollateralization Amount			$26,855,941.91		$26,855,941.91
	vii	Has the Stepdown Date Occurred?*			No		No

*	The Stepdown Date is the earlier of the distribution date following the reduction of the Class A Notes to zero and March 16, 2009. At the Stepdown Date, principal payments made on the Class B and Class C Notes may begin to be paid pro-rata with the Class A Notes.
See the prospectus for complete information concerning the Stepdown Date.

**Percentages may not total 100% due to rounding

II. 2004-A     Transactions from: 11/30/2004 through: 2/28/2005

A	Student Loan Principal Activity
	i	Principal Payments Received	$16,326,114.24
	ii	Purchases by Servicer (Delinquencies >180)	1,444,092.14
	iii	Other Servicer Reimbursements	(7,015.75)
	iv	Other Principal Reimbursements	288,754.27

	v	Total Principal Collections	$18,051,944.90

B	Student Loan Non-Cash Principal Activity
	i	Realized Losses/Loans Charged Off	$0.00
	ii	Capitalized Interest	(9,289,692.57)
	iii	Capitalized Insurance Fee	(779,168.36)
	iv	Other Adjustments	1,062.65

	v	Total Non-Cash Principal Activity	$(10,067,798.28)

C	Total Student Loan Principal Activity		$7,984,146.62

D	Student Loan Interest Activity
	i	Interest Payments Received	$7,864,156.53
	ii	Purchases by Servicer (Delinquencies >180)	60,343.01
	iii	Other Servicer Reimbursements	0.01
	iv	Other Interest Reimbursements	14,435.09
	v	Late Fees	126,630.50
	vi	Collection Fees/Return Items	0.00

	vii	Total Interest Collections	$8,065,565.14

E	Student Loan Non-Cash Interest Activity
	i	Realized Losses/Loans Charged Off	$0.00
	ii	Capitalized Interest	9,289,692.57
	iii	Other Interest Adjustments	10,084.48

	iv	Total Non-Cash Interest Adjustments	$9,299,777.05

F	Total Student Loan Interest Activity		$17,365,342.19

III. 2004-A     Collection Account Activity 11/30/2004 through 2/28/2005

A	Principal Collections
	i	Principal Payments Received	$15,352,055.53
	ii	Consolidation Principal Payments	974,058.71
	iii	Purchases by Servicer (Delinquencies >180)	1,444,092.14
	iv	Reimbursements by Seller	0.00
	v	Reimbursements by Servicer	(7,015.75)
	vi	Other Re-purchased Principal	288,754.27

	vii	Total Principal Collections	$18,051,944.90

B	Interest Collections
	i	Interest Payments Received	$7,856,707.13
	ii	Consolidation Interest Payments	7,449.40
	iii	Purchases by Servicer (Delinquencies >180)	60,343.01
	iv	Reimbursements by Seller	(0.55)
	v	Reimbursements by Servicer	0.01
	vi	Other Re-purchased Interest	14,435.64
	vii	Collection Fees/Return Items	0.00
	viii	Late Fees	126,630.50

	ix	Total Interest Collections	$8,065,565.14

C	Recoveries on Realized Losses		$0.00

D	Funds Borrowed from Next Collection Period		$0.00

E	Funds Repaid from Prior Collection Periods		$0.00

F	Investment Income		$585,676.31

G	Borrower Incentive Reimbursements		$73,511.09

H	Interest Rate Cap Proceeds		$0.00

I	Gross Swap Receipt		$6,232,696.91

J	Other Deposits		$254,220.31

	TOTAL FUNDS RECEIVED		$33,263,614.66

	LESS FUNDS PREVIOUSLY REMITTED:
		Servicing Fees	$(1,393,632.04)

	AVAILABLE FUNDS PRIOR TO RELEASE FROM CASH CAPITALIZATION ACCOUN		$31,869,982.62

K	Amount released from Cash Capitalizaton Accoun		$16,784,963.73

L	AVAILABLE FUNDS		$48,654,946.35

M	Servicing Fees Due for Current Period		$693,538.22

N	Carryover Servicing Fees Due		$0.00

O	Administration Fees Due		$20,000.00

P	Total Fees Due for Period		$713,538.22

IV.     2004-A Loss and Recovery Detail

A	i	Cumulative Realized Losses Test	% of Original Pool	11/30/2004	2/28/2005

		June 15, 2004 to March 16, 2009	15%	$201,419,564.36	$201,419,564.36
		June 15, 2009 to March 15, 2012	18%
		June 15, 2012 and thereafter	20%

	ii	Cumulative Realized Losses (Net of Recoveries)		$0.00	$0.00

	iii	Is Test Satisfied (ii < i)?		Yes	Yes

B	i	Recoveries on Realized Losses This Collection Period

	ii	Principal Cash Recovered During Collection Period		$0.00	$0.00
	iii	Interest Cash Recovered During Collection Period		$0.00	$0.00
	iv	Late Fees and Collection Costs Recovered During Collection Period		$0.00	$0.00

	v	Total Recoveries for Period		$0.00	$0.00

C	i	Gross Defaults:
	ii	Cumulative Principal Purchases by Servicer		$3,507,939.75	$4,952,031.89
	iii	Cumulative Interest Purchases by Servicer		$127,045.74	$187,388.75

	iv	Total Gross Defaults:		$3,634,985.49	$5,139,420.64

V. 2004-A            Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		% *		Principal Amount		% *
STATUS	11/30/2004	2/28/2005	11/30/2004	2/28/2005	11/30/2004	2/28/2005	11/30/2004	2/28/2005	11/30/2004	2/28/2005
INTERIM:
In School	5.777%	6.491%	43,801	37,975	30.238%	26.450%	$314,198,285.64	$272,682,144.32	26.284%	22.965%

Grace	6.027%	6.491%	14,603	13,434	10.081%	9.357%	127,723,581.30	108,017,756.55	10.685%	9.097%

Deferment	5.349%	6.072%	9,074	10,430	6.264%	7.264%	80,790,214.42	90,921,113.94	6.759%	7.657%

TOTAL INTERIM	5.772%	6.410%	67,478	61,839	46.583%	43.071%	$522,712,081.36	$471,621,014.81	43.728%	39.719%
REPAYMENT
Active
Current	5.509%	6.220%	66,361	69,582	45.812%	48.464%	$568,180,429.11	$596,076,893.98	47.532%	50.201%
31-60 Days Delinquent	6.788%	7.207%	1,648	2,554	1.138%	1.779%	14,190,223.20	21,956,545.14	1.187%	1.849%
61-90 Days Delinquent	7.137%	7.738%	820	1,236	0.566%	0.861%	7,410,966.38	10,242,876.51	0.620%	0.863%
91-120 Days Delinquent	7.268%	8.062%	407	566	0.281%	0.394%	3,478,240.49	4,782,469.79	0.291%	0.403%
121-150 Days Delinquent	7.163%	8.649%	519	332	0.358%	0.231%	3,841,486.54	2,891,936.64	0.321%	0.244%
151-180 Days Delinquent	7.913%	7.457%	199	77	0.137%	0.054%	1,598,927.50	745,463.44	0.134%	0.063%
> 180 Days Delinquent	0.000%	0.000%	0	0	0.000%	0.000%	0.00	0.00	0.000%	0.000%

Forbearance	6.217%	7.101%	7,424	7,389	5.125%	5.146%	73,963,359.12	79,074,366.77	6.187%	6.660%

TOTAL REPAYMENT	5.656%	6.393%	77,378	81,736	53.417%	56.929%	$672,663,632.34	$715,770,552.27	56.272%	60.281%
GRAND TOTAL	5.707%	6.400%	144,856	143,575	100.000%	100.000%	$1,195,375,713.70	$1,187,391,567.08	100.000%	100.000%

*	Percentages may not total 100% due to rounding

VI.     2004-A Portfolio Characteristics by Loan Program

LOAN TYPE	WAC	# Loans	$ Amount	%

- Signature Loans	6.646%	109,730	$864,009,395.83	72.765%
- Law Loans	6.167%	17,693	152,562,179.36	12.849%
- Med Loans	5.256%	12,218	116,899,125.31	9.845%
- MBA Loans	5.623%	3,934	53,920,866.58	4.541%

- Total	6.400%	143,575	$1,187,391,567.08	100.000%

*Percentages may not total 100% due to rounding

VII. 2004-A Interest Rate Swap and Cap Calculations

A	Swap Payments				Swap Calculation

	i	Notional Swap Amount — Aggregate Prime Loans Outstanding			$1,001,236,450.94
	Counterparty Pays:
	ii	3 Month LIBOR			2.49000%
	iii	Gross Swap Receipt Due Trust			$6,232,696.91
	iv	Days in Period	12/15/2004	3/15/2005	90

	SLM Private Credit Trust Pays:
	v	Prime Rate (WSJ) Less	2.6400%	2.61000%
	vi	Gross Swap Payment Due Counterparty			$6,440,248.30
	vii	Days in Period	12/15/2004	3/15/2005	90

B	Cap Payments

					Cap Calculation

	i	Notional Swap Amount			$840,000,000.00
	Counterparty Pays:
	ii	3 Month LIBOR (interpolated for first accrual period)			2.49000%
	iii	Cap Rate			4.00000%
	iv	Excess (if any) of LIBOR over Cap Rate (ii-iii)			0.00000%
	v	Days in Period	12/15/2004	3/15/2005	90
	vi	Cap Payment due Trust			$0.00

VIII. 2004-A Accrued Interest Factors

	Accrued
	Int Factor	Accrual Period	Rate

A Class A-1 Interest Rate	0.006375000	(12/15/04 - 3/15/05)	2.55000%

B Class A-2 Interest Rate	0.006725000	(12/15/04 - 3/15/05)	2.69000%

C Class A-3 Interest Rate	0.007225000	(12/15/04 - 3/15/05)	2.89000%

D Class B Interest Rate	0.007675000	(12/15/04 - 3/15/05)	3.07000%

E Class C Interest Rate	0.008600000	(12/15/04 - 3/15/05)	3.44000%

IX. 2004-A      Inputs From Prior Period 11/30/2004

A		Total Student Loan Pool Outstanding
		i	Portfolio Balance		$1,195,375,713.70
		ii	Interest To Be Capitalized		43,275,281.21

		iii	Total Pool		$1,238,650,994.91
		iv	Cash Capitalization Account (CI)		90,638,804.00

		v	Asset Balance		$1,329,289,798.91

	B	Total Note and Certificate Factor			0.974815100
	C	Total Note Balance			$1,302,433,857.00

	D	Note Balance 12/15/2004		Class A-1	Class A-2	Class A-3	Class B	Class C

		i	Current Factor	0.943918100	1.000000000	1.000000000	1.000000000	1.000000000
		ii	Expected Note Balance	$566,350,857.00	$307,000,000.00	$325,016,000.00	$43,641,000.00	$60,426,000.00

		iii	Interest Shortfall	$0.00	$0.00	$0.00	$0.00	$0.00
		iv	Interest Carryover	$0.00	$0.00	$0.00	$0.00	$0.00

	E	Unpaid Primary Servicing Fees from Prior Month(s)			$0.00
	F	Unpaid Administration fees from Prior Quarter(s)			$0.00
	G	Unpaid Carryover Servicing Fees from Prior Quarter(s)			$0.00

X.     2004-A Note Parity Triggers

		Class A	Class B	Class C

Notes Outstanding	12/15/04	$1,198,366,857	$1,242,007,857	$1,302,433,857

Asset Balance	11/30/04	$1,329,289,799	$1,329,289,799	$1,329,289,799

Pool Balance	2/28/05	$1,230,826,373	$1,230,826,373	$1,230,826,373

Amounts on Deposit*	3/15/05	124,116,662	123,781,717	123,262,053

Total		$1,354,943,035	$1,354,608,090	$1,354,088,426

Are the Notes in Excess of the Asset Balance?		No	No	No
Are the Notes in Excess of the Pool + Amounts on Deposit?		No	No	No

Are the Notes Parity Triggers in Effect?		No	No	No

Class A Enhancement		$130,922,941.91
Specified Class A Enhancement		$195,702,031.99	The greater of 15% of the Asset Balance or the Specified Overcollateralization Amount

Class B Enhancement		$87,281,941.91
Specified Class B Enhancement		$132,098,871.60	The greater of 10.125% of the Asset Balance or the Specified Overcollateralization Amount

Class C Enhancement		$26,855,941.91
Specified Class C Enhancement		$39,140,406.40	The greater of 3% of the Asset Balance or the Specified Overcollateralization Amount

*	Amounts on Deposit in Trust Accounts for the Collection Period after Payment of Section XIII Items B through E for the Class A; Items B through G for the Class B; and Items B through I for the Class C

XI.     2004-A Cash Capitalization Account Triggers

A	i	Cash Capitalization Account Balance as of Collection End Date	2/28/2005	$90,638,804.00
	ii	Less: Excess of Trust fees & Note interest due over Available Funds	3/15/2005	$—

	iii	Cash Capitalization Account Balance (CI)*		$90,638,804.00

B	i	5.50% of Initial Asset Balance		$73,853,840.27
	ii	Excess, CI over 5.5% of initial Asset Bal		$16,784,963.73
	iii	Release B(ii) excess to Collection Account?**	3/15/2005	RELEASE B(ii) from CASH CAP ACCOUNT

C	i	3.50% of Initial Asset Balance		$46,997,898.35
	ii	Excess, CI over 3.5% of initial Asset Bal		$43,640,905.65
	iii	Release C(ii) excess to Collection Account?**	3/15/2005	DO NOT RELEASE

		Release from Cash Capitalization Account (R)* (Biii + Ciii)	3/15/2005	$16,784,963.73

*	as defined under “Asset Balance” on page S-69 of the prospectus supplement

**	determined based on a comparison of pool balances to notes outstanding and CI, along with certain loan portfolio characteristics, as outlined on page S-49 of the prospectus supplement

XII.       2004-A       Principal Distribution Calculations

A	Priority Principal Payments (If Note Parity Triggers are not in effect, go to Regular Principal Distribution below):

	i	Is the Class A Note Parity Trigger in Effect?		No

	ii	Aggregate A Notes Outstanding	12/15/2004	$1,198,366,857.00
	iii	Asset Balance	2/28/2005	$1,304,680,213.29

	iv	First Priority Principal Distribution Amount	3/15/2005	$—

	v	Is the Class B Note Parity Trigger in Effect?		No

	vi	Aggregate A and B Notes Outstanding	12/15/2004	$1,242,007,857.00
	vii	Asset Balance	2/28/2005	$1,304,680,213.29
	viii	First Priority Principal Distribution Amount	3/15/2005	$—

	ix	Second Priority Principal Distribution Amount	3/15/2005	$—

	x	Is the Class C Note Parity Trigger in Effect?		No

	xi	Aggregate A, B and C Notes Outstanding	12/15/2004	$1,302,433,857.00
	xii	Asset Balance	2/28/2005	$1,304,680,213.29
	xiii	First Priority Principal Distribution Amount	3/15/2005	$—
	xiv	Second Priority Principal Distribution Amount	3/15/2005	$—

	xv	Third Priority Principal Distribution Amount	3/15/2005	$—

B	Regular Principal Distribution

	i	Aggregate Notes Outstanding	12/15/2004	$1,302,433,857.00
	ii	Asset Balance	2/28/2005	$1,304,680,213.29
	iii	Specified Overcollateralization Amount	3/15/2005	$26,855,941.91
	iv	First Priority Principal Distribution Amount	3/15/2005	$—
	v	Second Priority Principal Distribution Amount	3/15/2005	$—
	vi	Third Priority Principal Distribution Amount	3/15/2005	$—
	vii	Regular Principal Distribution Amount		$24,609,585.62

C	Class A Noteholders’ Principal Distribution Amounts

	i	Has the Stepdown Date Occurred?		No
	ii	Asset Balance	2/28/2005	$1,304,680,213.29
	iii	85% of Asset Balance	2/28/2005	$1,108,978,181.30
	iv	Specified Overcollateralization Amount	3/15/2005	$26,855,941.91
	v	Lesser of (iii) and (ii - iv)		$1,108,978,181.30
	vi	Class A Noteholders’ Principal Distribution Amt — Before the Stepdown Date		$24,609,585.62
	vii	Class A Noteholders’ Principal Distribution Amt — After the Stepdown Date		$—

D	Class B Noteholders’ Principal Distribution Amounts

	i	Has the Stepdown Date Occurred?		No
	ii	Asset Balance	2/28/2005	$1,304,680,213.29
	iii	89.875% of Asset Balance	2/28/2005	$1,172,581,341.68
	iv	Specified Overcollateralization Amount	3/15/2005	$26,855,941.91
	v	Lesser of (iii) and (ii - iv)		$1,172,581,341.68
	vi	Class B Noteholders’ Principal Distribution Amt — Before the Stepdown Date		$—
	vii	Class B Noteholders’ Principal Distribution Amt — After the Stepdown Date		$—

E	Class C Noteholders’ Principal Distribution Amounts

	i	Has the Stepdown Date Occurred?		No
	ii	Asset Balance	2/28/2005	$1,304,680,213.29
	iii	97% of Asset Balance	2/28/2005	$1,265,539,806.89
	iv	Specified Overcollateralization Amount	3/15/2005	$26,855,941.91
	v	Lesser of (iii) and (ii - iv)		$1,265,539,806.89
	vi	Class C Noteholders’ Principal Distribution Amt — Before the Stepdown Date		$—
	vii	Class C Noteholders’ Principal Distribution Amt — After the Stepdown Date		$—

XIII.       2004-A       Waterfall for Distributions

					Remaining
					Funds Balance
A		Total Available Funds (Sections III-K)		$48,654,946.35	$48,654,946.35

B		Primary Servicing Fees-Current Month plus any Unpaid		$693,538.22	$47,961,408.13

C		Quarterly Administration Fee plus any Unpaid		$20,000.00	$47,941,408.13

D		Gross Swap Payment due		$6,440,248.30	$41,501,159.83

E	i	Class A-1 Noteholders' Interest Distribution Amount due	3/15/2005	$3,610,486.71	$37,890,673.12
	ii	Class A-2 Noteholders’ Interest Distribution Amount due	3/15/2005	$2,064,575.00	$35,826,098.12
	iii	Class A-3 Noteholders’ Interest Distribution Amount due	3/15/2005	$2,348,240.60	$33,477,857.52
	vi	Swap Termination Fees due	3/15/2005	$0.00	$33,477,857.52

F		First Priority Principal Distribution Amount — Principal Distribution Account		$0.00	$33,477,857.52

G		Class B Noteholders’ Interest Distribution Amount due	3/15/2005	$334,944.68	$33,142,912.84

H		Second Priority Principal Distribution Amount — Principal Distribution Account		$0.00	$33,142,912.84

I		Class C Noteholders’ Interest Distribution Amount		$519,663.60	$32,623,249.24

J		Third Priority Principal Distribution Amount — Principal Distribution Account		$0.00	$32,623,249.24

K		Increase to the Specified Reserve Account Balance		$0.00	$32,623,249.24

L		Regular Principal Distribution Amount — Principal Distribution Account		$24,609,585.62	$8,013,663.62

M		Carryover Servicing Fees		$0.00	$8,013,663.62

N		Swap Termination Payments		$0.00	$8,013,663.62

O		Additional Principal Distribution Amount — Principal Distribution Account		$0.00	$8,013,663.62

P		Remaining Funds to the Certificateholders		$8,013,663.62	$0.00

XIV.       2004-A       Principal Distribution Account Allocations

				Remaining
				Funds Balance
A		Total from Collection Account	$24,609,585.62	$24,609,585.62

B	i	Class A-1 Principal Distribution Amount Paid	$24,609,585.62	$0.00
	ii	Class A-2 Principal Distribution Amount Paid	$0.00	$0.00
	iii	Class A-3 Principal Distribution Amount Paid	$0.00	$0.00

C		Class B Principal Distribution Amount Paid	$0.00	$0.00

D		Class C Principal Distribution Amount Paid	$0.00	$0.00

E		Remaining Class C Distribution Paid	$0.00	$0.00

F		Remaining Class B Distribution Paid	$0.00	$0.00

G	i	Remaining Class A-1 Distribution Paid	$0.00	$0.00
	ii	Remaining Class A-2 Distribution Paid	$0.00	$0.00
	iii	Remaining Class A-3 Distribution Paid	$0.00	$0.00

XV. 2004-A            Distributions

A	Distribution Amounts				Class A-1	Class A-2	Class A-3	Class B	Class C
	i	Quarterly Interest Due			$3,610,486.71	$2,064,575.00	$2,348,240.60	$334,944.68	$519,663.60
	ii	Quarterly Interest Paid			3,610,486.71	2,064,575.00	2,348,240.60	334,944.68	519,663.60

	iii	Interest Shortfall			$0.00	$0.00	$0.00	$0.00	$0.00
	iv	Interest Carryover Due			$0.00	$0.00	$0.00	$0.00	$0.00
	v	Interest Carryover Paid			0.00	0.00	0.00	0.00	0.00

	vi	Interest Carryover			$0.00	$0.00	$0.00	$0.00	$0.00
	vii	Quarterly Principal Distribution Amount			$24,609,585.62	$0.00	$0.00	$0.00	$0.00
	viii	Quarterly Principal Paid			24,609,585.62	0.00	0.00	0.00	0.00

	ix	Shortfall			$0.00	$0.00	$0.00	$0.00	$0.00

	x	Total Distribution Amount			$28,220,072.33	$2,064,575.00	$2,348,240.60	$334,944.68	$519,663.60

B	Note Balances			12/15/2004	Paydown Factors	3/15/2005
	i	A-1 Note Balance	78443CBF0	$566,350,857.00		$541,741,271.38
		A-1 Note Pool Factor		0.943918100	0.041016000	0.902902100

	ii	A-2 Note Balance	78443CBG8	$307,000,000.00		$307,000,000.00
		A-2 Note Pool Factor		1.000000000	0.000000000	1.000000000

	iii	A-3 Note Balance	78443CBH6	$325,016,000.00		$325,016,000.00
		A-3 Note Pool Factor		1.000000000	0.000000000	1.000000000

	vi	B Note Balance	78443CBJ2	$43,641,000.00		$43,641,000.00
		B Note Pool Factor		1.000000000	0.000000000	1.000000000

	vii	C Note Balance	78443CBK9	$60,426,000.00		$60,426,000.00
		C Note Pool Factor		1.000000000	0.000000000	1.000000000

XVI.     2004-A     Historical Pool Information

			12/01/04-2/28/05	9/1/04-11/30/04	6/1/04-8/31/04	02/24/04 - 05/31/04
Beginning Student Loan Portfolio Balance			$1,195,375,713.70	$1,198,179,835.60	$1,203,521,802.57	$1,213,231,182.32

	Student Loan Principal Activity
	i	Principal Payments Received	$16,326,114.24	$13,858,059.38	$14,188,403.39	$14,555,943.75
	ii	Purchases by Servicer (Delinquencies >180)	1,444,092.14	1,840,883.36	1,439,710.86	227,345.53
	iii	Other Servicer Reimbursements	(7,015.75)	7,021.28	0.00	0.00
	iv	Seller Reimbursements	288,754.27	735,857.80	209,072.81	1,450,959.90

	v	Total Principal Collections	$18,051,944.90	$16,441,821.82	$15,837,187.06	$16,234,249.18
	Student Loan Non-Cash Principal Activity
	i	Realized Losses/Loans Charged Off	$0.00	$0.00	$0.00	$0.00
	ii	Capitalized Interest	(9,289,692.57)	(12,407,572.74)	(9,612,094.26)	(6,171,529.04)
	iii	Capitalized Insurance Fee	($779,168.36)	($1,196,743.01)	($884,882.91)	($387,523.24)
	iv	Other Adjustments	1,062.65	(33,384.17)	1,757.08	34,182.85

	v	Total Non-Cash Principal Activity	$(10,067,798.28)	$(13,637,699.92)	$(10,495,220.09)	$(6,524,869.43)

(-)	Total Student Loan Principal Activity		$7,984,146.62	$2,804,121.90	$5,341,966.97	$9,709,379.75

	Student Loan Interest Activity
	i	Interest Payments Received	$7,864,156.53	$6,148,038.94	$5,593,907.48	$5,083,095.36
	ii	Repurchases by Servicer (Delinquencies >180)	60,343.01	75,871.20	46,191.44	4,983.10
	iii	Other Servicer Reimbursements	0.01	1,023.61	5.91	1.46
	iv	Seller Reimbursements	14,435.09	44,747.30	11,313.48	57,751.49
	v	Late Fees	126,630.50	92,544.47	80,717.21	68,613.01
	vi	Collection Fees	0.00	0.00	0.00	0.00

	viii	Total Interest Collections	8,065,565.14	6,362,225.52	5,732,135.52	5,214,444.42

	Student Loan Non-Cash Interest Activity
	i	Realized Losses/Loans Charged Off	$0.00	$0.00	$0.00	$0.00
	ii	Capitalized Interest	9,289,692.57	12,407,572.74	9,612,094.26	6,171,529.04
	iii	Other Interest Adjustments	10,084.48	21,705.33	22,301.48	59,757.30

	iv	Total Non-Cash Interest Adjustments	$9,299,777.05	$12,429,278.07	$9,634,395.74	$6,231,286.34

	v	Total Student Loan Interest Activity	$17,365,342.19	$18,791,503.59	$15,366,531.26	$11,445,730.76

(=)	Ending Student Loan Portfolio Balance		$1,187,391,567.08	$1,195,375,713.70	$1,198,179,835.60	$1,203,521,802.57
(+)	Interest to be Capitalized		$43,434,805.94	$43,275,281.21	$46,266,131.68	$46,171,852.00

(=)	TOTAL POOL		$1,230,826,373.02	$1,238,650,994.91	$1,244,445,967.28	$1,249,693,654.57

(+)	Cash Capitalization Account Balance (CI)		$73,853,840.27	$90,638,804.00	$90,638,804.00	$90,638,804.00

(=)	Asset Balance		$1,304,680,213.29	$1,329,289,798.91	$1,335,084,771.28	$1,340,332,458.57

XVII.      2004-A Payment History and CPRs

Distribution	Actual	Since Issued
Date	Pool Balances	CPR *
Jun-04	$1,249,693,655	2.26%
Sep-04	$1,244,445,967	2.42%
Dec-04	$1,238,650,995	2.39%
Mar-05	$1,230,826,373	2.22%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool data.